EXHIBIT 3.1



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SENTRY TECHNOLOGY CORPORATION


It is hereby certified that:

1. The present name of the corporation (hereinafter called the "Company") is Sentry Technology Corporation, the Company was originally incorporated under the name Strip Merger Corp., Inc.; and the date of filing the original certificate of incorporation of the Company with the Secretary of State of the State of Delaware is October 8, 1996.

2. The provisions of the certificate of incorporation of the Company as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Sentry Technology Corporation without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The amendment and the restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

4. Effective as of January 1, 2005, for accounting purposes only, the certificate of incorporation of the Company, as amended and restated herein, shall read as follows:


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SENTRY TECHNOLOGY CORPORATION

FIRST.     The name of the corporation is SENTRY TECHNOLOGY CORPORATION (the
"Company").

SECOND.     The address of the Company's registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

THIRD.     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.     Section 1. Authorized Capital Stock. The Company is authorized to
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issue two classes of capital stock, designated Common Stock and Preferred Stock.
The total number of shares of capital stock that the Company is authorized to issue is 150,000,000 shares, consisting of 140,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, the designations, rights and preferences of which are set forth in Section 2, below.

            Section 2.     Preferred Stock. The Preferred Stock may be issued
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in one or more series.  The Board of Directors of the Company (the "Board") is
hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
(b) the voting powers, if any, and whether such voting powers are full or limited in such series;
(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
(d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;
(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;
(g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;
(h)     the provisions, if any, of a sinking fund applicable to such series; and
(i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;
all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

Section 3.     Common  Stock.  Except as may otherwise be provided in a
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Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

FIFTH.     The  Board may make,  amend,  and  repeal  the  By-Laws  of the
Company. Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board or by the stockholders in the manner provided in the By-Laws of the Company. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, By-Laws 3, 8, 10, 11, 12, 13, and 39 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. The Company may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Fifth.

SIXTH.     Subject to the rights of the holders of any series of Preferred
Stock:

(a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders; and
(b)     special  meetings of  stockholders  of the Company may be called only by
(i) the Chairman of the Board (the "Chairman") or (ii) the Secretary of the Company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors which the Company would have if there were no vacancies (the "Whole Board").
At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Company. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Sixth.

SEVENTH.     Section 1. Number,  Election, and Terms of Directors.  Subject to
                        -----------------------------------------
the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three nor more than 12 and will be fixed from time to time in the manner described in the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. The Directors first appointed to Class I will hold office for a term expiring at the first annual meeting of stockholders to be held following the filing of this Certificate; the Directors first appointed to Class II will hold office for a term expiring at the second annual meeting of stockholders to be held following the filing of this Certificate; and the Directors first appointed to Class III will hold office for a term expiring at the third annual meeting of stockholders to be held following the filing of this Certificate, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

Section 2.     Nomination of Director Candidates.  Advance notice of stockholder
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nominations for the election of Directors must be given in the manner provided in the By-Laws of the Company.

Section 3.     Newly Created Directorships and Vacancies.  Subject to the
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rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

Section 4.     Removal.  Subject to the rights, if any, of the holders of any
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series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, may remove such Director or Directors for cause. Except as may be provided by applicable law, cause for removal will be deemed to exist only if the Director whose removal is proposed has been adjudged by a court of competent jurisdiction to be liable to the Company or its stockholders for misconduct as a result of (a) a breach of such Director's duty of loyalty to the Company, (b) any act or omission by such Director not in good faith or which involves a knowing violation of law, or (c) any transaction from which such Director derived an improper personal benefit, and such adjudication is no longer subject to direct appeal.

Section 5.     Amendment,  Repeal, Etc.  Notwithstanding anything contained in
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this Amended and Restated Certificate of Incorporation to the contrary,  the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Seventh.

EIGHTH.     Section 1. Notwithstanding any other provision of this Amended and
Restated Certificate of Incorporation and except as set forth in Section 2 of this Article EIGHTH, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, shall be required:

I. For the adoption of any agreement for the merger or consolidation of the Company or any Subsidiary (as defined in Section 5 of this Article EIGHTH) with or into any other person (as defined in Section 5 of this Article EIGHTH).

II. To authorize any sale, lease, transfer or exchange of, or any mortgage or pledge of or the granting of any other security interest in, or any other disposition of, all or any substantial part of the assets of the Company or any Subsidiary to or with any other person (in a single transaction or in a series of related transactions).

III. To authorize the issuance or transfer by the Company or any Subsidiary of any securities of the Company or any Subsidiary (except securities issued pursuant to a stock option, purchase, bonus or other plan or arrangement, for natural persons who are directors, employees, consultants and/or agents of the Company or a Subsidiary, or securities issued upon exercise of any conversion rights, warrants, options or rights which shall have been outstanding at the time of adoption of this Article EIGHTH or which shall have been issued in a transaction not in contravention of the provisions of this Article EIGHTH) to any other person in exchange for cash, securities or other assets or a combination thereof, if, in the case of any of the foregoing transactions (as of the date of any action taken by the Board with respect to any such proposed transaction, or as of the record date for the determination of stockholders entitled to notice of and to vote on any such proposed transaction or immediately prior to the consummation of any such proposed transaction), such other person is, or at any time within the preceding 12 months has been, the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding shares of Voting Stock of the Company.

Section 2. The provisions of Section 1 of this Article EIGHTH shall not apply to (1) any transaction described in such Section 1 if the Board shall by resolution have approved a memorandum of agreement with such person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those directors voting in favor of such resolution are Continuing Directors (as defined in Section 5 of this Article EIGHTH), (2) any transaction described in such Section 1 if the other party to such transaction is a Major Subsidiary (as defined in Section 5 of this Article EIGHTH) or (3) any transaction described in such
Section 1 (other than a merger or consolidation to which the Company would be a party) if the fair value of the securities, assets or other consideration proposed to be issued or transferred, in any way disposed of, or received, by the Company or any Subsidiary in connection with any such transaction or any series of such transactions which are related is less than $5,000,000.

Section 3. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation and except as set forth in Section 4 of this Article EIGHTH, the affirmative vote of the holders of at least 80 % of the Voting Stock, voting together as a single class, shall be required:
I.     To authorize a liquidation or dissolution of the Company,
II. To authorize any offer by the Company to purchase shares of its outstanding Voting Stock (except pursuant to redemption provisions of any preferred stock Company),
III. To authorize any reclassification of securities of the Company, any recapitalization or any other transaction in each case designed to decrease the number of holders of Voting Stock of the Company, if (as of the date of any action taken by the Board with respect to any such proposed transaction, or as of the record date for the determination of stockholders entitled to notice of and to vote on any such proposed transaction or immediately prior to the consummation of any such proposed transaction) any other person is the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding shares of Voting Stock of the Company.

Section 4. The provisions of Section 3 of this Article EIGHTH shall not apply to any transaction described in such Section 3 if the Board shall by resolution have approved a memorandum setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those directors voting in favor of such resolution are Continuing Directors (as defined in Section 5 of this Article EIGHTH).

Section 5.     For the purpose of this Article EIGHTH:
IV. Any person shall be deemed to be the "beneficial owner" of any shares of stock of the Company (i) which it owns, directly or indirectly, whether of record or not, or which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or
(ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other person which is its affiliate or associate (as defined in this Section 5) or with which it or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Company. The outstanding shares of any class of stock of the Company shall be deemed to include shares deemed owned, through application of clauses (i) and (ii) above, but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.
V. An "affiliate" of a specified person is any person that, directly or indirectly, controls or is controlled by, or is under common control with, the person specified. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person, whether through the ownership of voting securities or by contract or otherwise.
VI. The term "associates" used to indicate a relationship with any specified person means (i) any person in which such specified person has a significant financial interest or as to which such specified person's relationship is such that such specified person substantially influences its management and policies or any person having a significant financial interest in such specified person or which substantially influences the management and policies of such specified person, and without limitation to the foregoing, (ii) any person of which such specified person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities, (iii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iv) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.
VII.     A "person" is any individual, corporation or other entity.
VIII. The term "securities" shall include, without limitation, any stocks, bonds, debentures, notes and evidences of indebtedness, and any warrants, options and other rights to subscribe to or purchase any of the foregoing.
IX. A "Subsidiary" is any corporation of which at least a majority of the outstanding shares of equity stock is owned of record or beneficially by the Company and/or its Subsidiaries. A "Major Subsidiary" is any corporation of which at least 80 percent of the outstanding shares of equity stock is owned of record and beneficially by the Company and/or its Major Subsidiaries.
X. The term "Continuing Director" shall mean a person who was a duly elected and acting director of the Company at the time of the adoption of this Article EIGHTH or became a duly elected and acting director of the Company prior to the time that, for the purposes of Section 2 or Section 4, as the case may be, of this Article EIGHTH, such other person became a beneficial owner, directly or indirectly, of 5 percent or more of the Voting Stock of the Company, or a person designated (whether before or after election as a director) to be a Continuing Director by a majority of the Continuing Directors.

Section 6. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them, whether a proposed transaction is subject to the provisions of Section 1 or Section 3 of this Article EIGHTH, and in particular and without limitation, whether (1) any person beneficially owns 5 percent or more of the outstanding shares of Voting Stock of the Company, (2) any person is an "affiliate" or "associate" of any other person, (3) any person has an agreement, arrangement or understanding with any other person, (4) any proposed transaction involves a substantial part of the assets of the Company or any Subsidiary, (5) the fair value of securities, assets or other consideration referred to in Section 2 of this Article EIGHTH is less than $5,000,000, (6) any series of transactions are related, and (7) the memorandum referred to in
Section 2 or Section 4 of this Article EIGHTH is substantially consistent with the transaction to which it relates. Any such determination shall be conclusive and binding for all purposes of this Article EIGHTH.

Section 7. The affirmative vote of stockholders required by this Article EIGHTH shall be in lieu of any lesser vote or consent of the holders of the stock of the Company otherwise required by law or in any agreement to which the Company is a party, and shall be in addition to any voting requirements imposed by law or any other provisions of the Amended and Restated Certificate of Incorporation of the Company, including resolutions providing for the issuance of a class or series of stock adopted by the Board pursuant to authority vested in it by the provisions of the Amended and Restated Certificate of Incorporation, in favor of certain classes of stock.

Section 8. No amendment to this Amended and Restated Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article EIGHTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80 percent of the outstanding shares of stock of the Company entitled to vote in elections of directors; provided that this Section 8 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board.

NINTH.     To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director of the
     Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article Ninth will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

TENTH.     Each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Tenth (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article Tenth. Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Tenth or the DGCL. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the amendment or repeal of, or adoption of any provision inconsistent with, this Article Tenth will require the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Tenth will not adversely affect any right or protection existing hereunder prior to such amendment, repeal, or adoption.

ELEVENTH.     Whenever a compromise or arrangement is proposed between the
Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

TWELFTH.     Whenever any provision of this Amended and Restated Certificate of
Incorporation requires the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, such provision shall not apply to the amendment or repeal of such provision if such amendment is submitted to the stockholders for adoption with the approval of the Board of Directors.


                                           Signed on March 28th, 2005

                                           /s/ Peter L. Murdoch
                                           --------------------
                                           Name:  Peter L. Murdoch
                                           Title: President and CEO